UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22885	56-1995728
(State or Other Jurisdiction of	(Commission File	(IRS Employer Identification
Incorporation)	Number)	No.)

780 Plantation Drive
Burlington, North Carolina	27215
(Address of Principal Executive Offices)	(Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement with Becton, Dickinson and Company
On September 8, 2006, TriPath Imaging, Inc., a Delaware corporation (“TriPath Imaging,” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Becton, Dickinson and Company (“BD”), a New Jersey corporation, and Timpani Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of BD (“Merger Sub”), pursuant to which Merger Sub will be merged with and into TriPath Imaging, with TriPath Imaging continuing after the merger as the surviving corporation and as a wholly owned subsidiary of BD (the “Merger”). The Board of Directors of TriPath Imaging, except for Paul R. Sohmer, M.D., who recused himself from the discussions, unanimously approved the Merger Agreement. BD currently owns approximately 6.5% of TriPath Imaging’s outstanding common stock.
Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of TriPath Imaging other than shares owned by BD, shares held in the treasury of TriPath Imaging and shares held by any stockholders who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $9.25 in cash, without interest. Also, at the effective time of the Merger, each outstanding option to purchase TriPath Imaging common stock and stock-settled stock appreciation right (“SAR”), whether or not then exercisable or vested, will be cancelled in consideration for a cash payment equal to the excess, if any, of (i) $9.25 over (ii) the per share exercise price of such option or SAR, as applicable, multiplied by the total number of shares of common stock subject to such option or SAR. In the event the exercise price of any such option or SAR is equal to or greater than $9.25, the option or SAR will be cancelled without payment. TriPath Imaging warrants will be assumed by BD, and if subsequently exercised, will entitle their holders to the merger consideration they would be entitled to were the warrants exercised immediately prior to the effective time of the Merger.
The Merger is currently expected to close during the fourth quarter of calendar 2006. Completion of the transaction is subject to the approval of TriPath Imaging’s stockholders, the expiration or termination of the Hart-Scott-Rodino waiting period and other customary closing conditions. The Merger Agreement contains certain termination rights for TriPath Imaging and BD, and provides that TriPath Imaging would be required to pay BD a termination fee of $12,250,000 in certain circumstances in connection with the termination of the Merger Agreement.
The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.
The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of TriPath Imaging or BD or any of their respective subsidiaries.

Success Bonus Awards for certain Executive Officers
On September 8, 2006, after careful consideration, the Compensation Committee of the Board of Directors of the Company, comprised solely of independent directors, determined to award success bonuses to certain executive officers in recognition of their long-term contributions to the growth and success of the Company, their critical contributions towards finding and executing the Merger and their anticipated contributions to the continuing success of the Company and the completion of the Merger and the other transactions contemplated by the Merger Agreement. The Compensation Committee awarded success bonuses to (i) Paul R. Sohmer, M.D. in the amount of $2,050,000, (ii) Johnny D. Powers, Ph.D. in the amount of $370,000 and (iii) Stephen P. Hall in the amount of $545,000, in each case pursuant to a form of Success Bonus Award Letter attached as Exhibit 10.1. Each executive is entitled to receive his success bonus in the event that the Merger is consummated on or prior to March 31, 2007 and the executive remains employed by the Company until the closing of the Merger, except that the executive will also be entitled to receive the success bonus if his employment is terminated due to death or disability or is terminated by the Company without “cause” (as defined in the agreement), in each case prior to the closing of the Merger. The success bonuses are to be paid in a lump sum cash payment immediately prior to the closing of the Merger.
The foregoing description of the Success Bonus Award Letters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of letter attached as Exhibit 10.1 and incorporated herein by reference.
Certain Change of Control Agreements Replaced with Retention Bonus Agreements
In connection with the execution of the Merger Agreement, BD and TriPath Imaging entered into retention bonus agreements (“Retention Bonus Agreements”) with each of Dr. Sohmer, Mr. Hall and Dr. Powers that supersede each officer’s current change of control agreement, each dated June 26, 2006 (“Change of Control Agreement”), with TriPath Imaging so long as the Merger closes on or before the (i) six month anniversary of the date of the agreement, in the case of Dr. Sohmer, and (ii) twelve month anniversary of the date of the agreement, in the case of Dr. Powers and Mr. Hall. If the Merger does not close within the specified period, the Change of Control Agreements will remain in full force and effect and the Retention Bonus Agreements will terminate.
Retention Bonus Agreement with Dr. Sohmer
The Retention Bonus Agreement with Dr. Sohmer provides that if the Merger is consummated within the specified six-month period and he remains employed by the Company and BD for a period of six months after the closing of the Merger (the “Sohmer Retention Period”), then he will receive a retention bonus at the end of the Sohmer Retention Period, payable in a lump sum cash payment in an amount equal to $2,163,625. The retention bonus is based on a formula comprised of base salary and bonus multiples, 2006 target bonus and the cost of certain health and welfare benefits, and is comparable in scope to the cash severance that would have been provided for upon a triggering event under his Change of Control Agreement. The retention bonus will be paid to Dr. Sohmer six months after the end of the Sohmer Retention Period in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Retention Bonus Agreement also provides that Dr. Sohmer will not be entitled to any bonus in respect of fiscal year 2007 of either the Company or BD. In addition, if Dr. Sohmer’s employment is terminated by the Company without “Cause” within 180 days prior to the consummation of the Merger under certain circumstances, the Retention Bonus Agreement will terminate and the Change of Control Agreement will remain in full force and effect.
The Retention Bonus Agreement also provides that if Dr. Sohmer is terminated without “Cause” (as defined in the agreement) by the Company or BD or he terminates his employment with the Company and BD for “Good Reason” (as defined in the agreement) or his employment is terminated due to death, in each case, prior to the end of the Sohmer Retention Period, he is still entitled to receive the retention bonus described in the preceding paragraph.
Dr. Sohmer’s Change of Control Agreement provided that the Company would pay Dr. Sohmer an additional amount to cover the excise tax due under Section 4999 of the Code on all payments and benefits received by Dr. Sohmer in connection with a change of control, as well as for the taxes he would owe as a result of such payment by the Company. However, the Retention Bonus Agreement provides that Dr. Sohmer will not receive any such additional amount to cover any excise tax on payments and benefits received in connection with the Merger. The Company estimates, based upon a number of assumptions, that this could ultimately save the Company up to approximately $1.9 million that it may have had to pay under the original provisions of the Change of Control Agreement, should Section 4999 of the Code be determined to apply.
The Retention Bonus Agreement provides that Dr. Sohmer will provide consulting services to BD for a minimum of six months and a maximum of 12 months after the Sohmer Retention Period.
Retention Bonus Agreements with Mr. Hall and Dr. Powers
The Retention Bonus Agreements with each of Mr. Hall and Dr. Powers provide that if the Merger is consummated within the specified 12-month period and the executive remains employed by the Company and BD for a period of 18 months after the closing of the Merger (the “Executive Retention Period”), then he will receive a retention bonus at the end of the Executive Retention Period, payable in installments, in an amount equal to (i) $439,389 for Mr. Hall and $555,713 for Dr. Powers plus, for both executives, (ii) 100% of his target bonus for the year in which such retention bonus is paid, pro-rated for the number of days worked in that year (the “Pro-Rated Bonus”); provided, however, that if the executive is entitled to a bonus for the fiscal year in which the retention bonus is paid, the Company will be entitled to offset any bonus paid in respect of such year by the amount of the Pro-Rated Bonus. The retention bonus will be paid to each executive six months after the end of the Executive Retention Period in order to comply with Section 409A of the Code.
The Retention Bonus Agreements also provide that if the executive is terminated without “Cause” (as defined in the agreement) by the Company or BD or the executive terminates his employment with BD and the Company for “Good Reason” (as defined in the agreement), in each case, prior to the end of the Executive Retention Period, the executive is still entitled to receive the retention bonus described in the preceding paragraph, plus an amount equal to the cost of providing 18 months of group term healthcare benefits, group term life insurance and accidental death and dismemberment coverage. If an executive’s employment is terminated due to death prior to the end of the Executive Retention Period, he would be entitled to receive only the retention bonus described in the preceding paragraph.
The Retention Bonus Agreements for Mr. Hall and Dr. Powers provide that the Company will provide an additional payment in the event that any payment or benefit received or to be received by the executive would be subject to excise tax under Section 4999 of the Code or any interest or penalties are incurred by him with respect to such excise tax, which payment will be in an amount such that after payment by the executive of all taxes and the excise tax, the executive retains an amount equal to the excise tax imposed on the payments.
* * *
The foregoing description of the Retention Bonus Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retention Bonus Agreements attached as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.
Item 8.01 Other Events
Reference is made to the press release dated September 8, 2006 announcing the Merger, which is attached as Exhibit 99.1 and incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders, its Reports on Form 8-K filed with the SEC on June 30, 2006 and July 25, 2006, and this Report on Form 8-K. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4% of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between BD and TriPath Imaging, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the combined company, potential estimated savings for TriPath Imaging due to the Retention Bonus Agreement for Dr. Sohmer not providing for him to receive additional payments from the Company to cover any excise tax due under Section 4999 of the Code and any taxes he would owe as a result of such payment by the Company, and any other statements about TriPath Imaging managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the need for approval of the transaction by TriPath stockholders, the ability to consummate the transaction; the ability to realize anticipated efficiencies and opportunities; and other factors described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

2.1	Merger Agreement by and among Becton, Dickinson and Company, Timpani Acquisition Corp. and TriPath Imaging, Inc. dated September 8, 2006.

10.1	Form of Success Bonus Award Letter between the Company and Becton, Dickinson and Company, and each of Paul R. Sohmer, M.D., Johnny D. Powers, Ph.D. and Stephen P. Hall dated September 8, 2006.

10.2	Retention Bonus Agreement between Becton, Dickinson and Company, TriPath Imaging, Inc. and Paul R. Sohmer, M.D. dated September 8, 2006.

10.3	Retention Bonus Agreement between Becton, Dickinson and Company, TriPath Imaging, Inc. and Stephen P. Hall dated September 8, 2006.

10.4	Retention Bonus Agreement between Becton, Dickinson and Company, TriPath Imaging, Inc. and Johnny D. Powers, Ph.D. dated September 8, 2006.

99.1	Press Release dated September 8, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.

Dated: September 8, 2006	By:	/s/ Stephen P. Hall

Stephen P. Hall
Chief Financial Officer
Principal Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Merger Agreement by and among Becton, Dickinson and Company, Acquisition Sub and TriPath Imaging, Inc. dated September 8, 2006.

10.1	Form of Success Bonus Award Letter between the Company and Becton, Dickinson and Company, and each of Paul R. Sohmer, M.D., Johnny D. Powers, Ph.D. and Stephen P. Hall dated September 8, 2006.

10.2	Retention Bonus Agreement between Becton, Dickinson and Company, TriPath Imaging, Inc. and Paul R. Sohmer, M.D. dated September 8, 2006.

10.3	Retention Bonus Agreement between Becton, Dickinson and Company, TriPath Imaging, Inc. and Stephen P. Hall dated September 8, 2006.

10.4	Retention Bonus Agreement between Becton, Dickinson and Company, TriPath Imaging, Inc. and Johnny D. Powers, Ph.D. dated September 8, 2006.

99.1	Press Release dated September 8, 2006